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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

                                     between

                        PAREXEL INTERNATIONAL CORPORATION

                   (hereinafter referred to as the "Company")

                                 195 West Street
                          Waltham, Massachusetts 02154

                                       and

                        PROFESSOR DR. MED. W.M. HERRMANN

                   (hereinafter referred to as the "Manager")

                                    Section 1

APPOINTMENT AND MANAGEMENT AUTHORIZATION

1. Effective July 1, 1997, the Manager is appointed Senior Vice President, Clinical Pharmacology of the Company. As such, he will report directly to the CEO of the Company and will have the job responsibilities defined in a separate document.

2. The Manager shall dedicate his entire business efforts to the Company and its subsidiaries and will execute and be bound by the Company's Key Employee Confidentiality and Non-Competition Agreement (the "Key Employee Agreement"). The Key Employee Agreement is incorporated herein by reference.

3. The parties acknowledge the employment agreement between the Manager and PAREXEL GmbH Independent Pharmaceutical Research Organization.

                                    Section 2

COMPENSATION

1. The Manager will receive a monthly gross salary of $5,800.00 payable at the end of each calendar month. Such salary covers any overtime work performed by the Manager.

2. The Manager will be eligible to receive an incentive bonus of up to 30% of his salary in accordance with the provisions of the Company's Management Incentive Plan.


                                    Section 3

DURATION OF THE CONTRACT, TERMINATION

1. The term of this agreement is from July 1, 1997 through June 30, 2001, provided that the Company may terminate this agreement at any time without prior notice for cause, or in the event of a breach of this Agreement or the Key Employee Agreement by the Manager.


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                                    Section 4


MISCELLANEOUS

1. Modifications of and supplements to this contract need to be in writing.

2. If a provision of this contract is or legally becomes invalid, the validity of the remaining provisions shall not thereby be affected. The contracting parties are obligated to replace the invalid provision by a legally valid provision which achieves, or virtually achieves, the purpose of the invalid provision.

3. This agreement is governed under the laws of the Commonwealth of Massachusetts.


               PAREXEL INTERNATIONAL CORPORATION



               By:    /s/ Josef H. von Rickenbach
                      ------------------------------------
                      Josef H. von Rickenbach
                      Chairman, CEO



                      /s/ Prof. Dr. med. W.M. Herrmann
                      ------------------------------------
                      Prof. Dr. med. W.M. Herrmann


                      May 12, 1997
                      ------------
                      Date


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